Exhibit 99.2

Risks Relating to our AI Critical Infrastructure Business

Our AI Critical Infrastructure Business is highly speculative, uncertain, unproven and subject to change, and we may be unable to implement it successfully or at all.

Our anticipated AI Critical Infrastructure Business is at a very early stage of development. We are investigating potential opportunities in the computing infrastructure and data center market, but our plans remain preliminary and may change materially. We have entered into a non-binding letter of intent but we have not yet acquired any data center sites, land, facilities or equipment, commenced any construction or development activities, or generated any revenue from this business. We may or may not enter into binding agreements or close on any investment opportunities. Our anticipated AI Critical Infrastructure Business is uncertain, unproven, and subject to significant risks. Because our strategy is evolving, we are required to make significant assumptions regarding market conditions, customer demand, competition, capital availability, utilization, operating costs, technological developments, regulatory requirements and other factors, and these assumptions may prove to be incorrect. We may fail to identify attractive opportunities, acquire suitable sites, develop a viable operating model, generate revenue, achieve profitability or create stockholder value. If we are unable to execute this business plan successfully, or if our assumptions prove incorrect or our strategy changes materially, our business, financial condition, results of operations and prospects could be materially and adversely affected, and the value of our common stock could decline substantially.

We have no operating history in the AI critical infrastructure or data center industry, and there can be no assurance that we will be able to enter into any agreements or consummate any transactions related to our anticipated AI Critical Infrastructure Business.

We have historically operated as a cleaning products company and, more recently, as a digital asset treasury company. We have no experience in the development, acquisition, construction, or operation of data centers or computing infrastructure, and we have not entered into any binding agreements for land, facilities, power capacity, or computing equipment. Although we have entered into one non-binding letter of intent, there is no assurance it will result in a definitive agreement or close. There can be no assurance that we will be able to identify and negotiate suitable agreements on commercially acceptable terms, or at all. The data center and AI critical infrastructure market is highly competitive, and established operators, hyperscale cloud providers, and well-capitalized new entrants may have significant advantages over us, including greater financial resources, existing relationships, technical expertise and established track records. We may be unable to compete effectively for available sites, power capacity, equipment or customers, or to complete the necessary due diligence, obtain financing, negotiate acceptable terms, obtain regulatory approvals or permits, or close transactions in a timely manner, or at all. If we are unable to consummate any transactions related to our anticipated AI Critical Infrastructure Business, we may have expended significant time, capital and management resources without generating any return.

The anticipated AI Critical Infrastructure Business requires specialized technical, operational, commercial and financial expertise that we may be unable to attract, retain or develop, and our current management team and personnel have limited or no experience in this business.

The successful implementation of our anticipated strategy will depend on our ability to recruit, retain and manage personnel with specialized expertise in areas such as data center design, construction and operations, power procurement and management, cooling systems, high-performance computing, network architecture, enterprise sales, leasing and cybersecurity. Our management team has historically operated a cleaning products business, and more recently, a digital asset treasury strategy focused on Dogecoin. We may have limited or no institutional knowledge in the computing infrastructure industry. Such personnel are in high demand and may command compensation significantly greater than we have historically paid. If we are unable to develop or acquire the necessary capabilities in a timely or cost-effective manner, or if key personnel depart, our ability to execute our strategy could be materially impaired.

Our management team must manage the demands of operating multiple distinct businesses during our strategic transition, which may strain our limited resources and impair our ability to execute any of our business strategies effectively.

Our management team is currently responsible for operating our legacy cleaning products business and our digital asset treasury strategy, while simultaneously investigating and developing our anticipated AI Critical Infrastructure Business. These responsibilities span three fundamentally different industries and require significant time and attention, which may divert management attention and resources from any particular business line and may impair our ability to make timely and effective operational and strategic decisions. We are a small company with limited personnel and financial resources, and the simultaneous pursuit of multiple strategic objectives may exceed our organizational capacity. If our management team is unable to manage these competing priorities successfully, our business, financial condition, results of operations and prospects could be materially adversely affected.

The development, acquisition and operation of data center facilities involve significant capital requirements, long lead times and substantial execution risks, and we may not have sufficient capital or expertise to pursue these opportunities.

The development or acquisition of data center facilities requires substantial upfront capital investment in land, construction or retrofit, power infrastructure, cooling systems, network connectivity, security systems and related improvements. These projects typically involve long planning and development timelines, complex permitting and regulatory approval processes, significant engineering and construction risks, and potential for cost overruns, delays or project failures. We currently have limited capital resources and have historically incurred significant operating losses. As of March 31, 2026, we had cash and cash equivalents of approximately $4.1 million, restricted cash of approximately $13 million, and an accumulated deficit of approximately $169 million. There can be no assurance that we will be able to raise sufficient capital to fund the development or acquisition of data center facilities, or that any capital we raise will be sufficient to complete any project we undertake. If we commence development activities but are unable to complete them due to capital constraints, construction difficulties, permitting delays, supply chain disruptions or other factors, we could incur significant losses on partially completed projects and may be unable to recover our invested capital.

Demand for AI-related or high-performance computing infrastructure may not grow as expected, may be satisfied by competitors, or may prove to be temporary, and our anticipated AI Critical Infrastructure Business may not succeed.

Our anticipated AI Critical Infrastructure Business is predicated on the assumption that demand for data center capacity and computing infrastructure will continue to grow, driven by the proliferation of large language models, generative AI applications, enterprise AI adoption, cloud computing workloads and other compute-intensive applications. However, demand for AI-related computing infrastructure may not grow as expected, may grow more slowly than anticipated, may become concentrated in the hands of a small number of large incumbents, or may be satisfied through technologies, business models or providers that do not benefit us. Customers may prefer to procure computing capacity from hyperscale cloud providers, vertically integrated platforms, strategic partners or operators with established technical, operational and financing capabilities, rather than from a company with no operating history in this industry. In addition, current market enthusiasm for AI critical infrastructure may reflect speculative activity, temporary shortages, unusually strong capital spending by a limited number of participants, or expectations that are not sustained. If market enthusiasm proves temporary, if capital investment in this sector declines, if AI workloads become less infrastructure-intensive than expected, or if demand for our anticipated offerings does not materialize, our strategy may not succeed and we could lose all or a substantial portion of the capital we invest in this business.

We may be unable to secure adequate power supply, which is critical to data center operations, and power costs and availability may adversely affect our anticipated AI Critical Infrastructure Business.

Data center operations require significant and reliable power supply. The availability of power at commercially reasonable prices is a critical factor in the site selection, development and operation of data center facilities. In many markets, power supply is constrained, and demand from data centers and other large-scale energy consumers is increasing competition for available power capacity. We may be unable to secure adequate power supply on acceptable terms or at all for any data center facilities we may seek to develop or acquire. In addition, power costs may be volatile and may increase significantly due to changes in energy markets, regulatory requirements, transmission and distribution charges, carbon pricing, renewable energy mandates and other factors. Power outages, grid instability, curtailment requirements or force majeure events could disrupt data center operations and damage computing equipment, resulting in service interruptions, customer losses, liability and reputational harm. If we are unable to secure reliable, cost-effective power supply, our anticipated AI Critical Infrastructure Business may not be viable or competitive.

The AI critical infrastructure and data center industry is subject to extensive regulation, and changes in law or regulation could materially adversely affect our anticipated business.

The development, construction and operation of data center facilities are subject to a broad range of federal, state and local laws and regulations, including zoning and land use requirements, building codes, environmental regulations, energy efficiency standards, water usage restrictions, noise ordinances, fire safety requirements, telecommunications regulations and tax laws. Compliance with these requirements may be costly and time-consuming, and we may be unable to obtain necessary permits, approvals or variances in a timely manner, or at all. Changes in applicable laws or regulations, including new or more stringent environmental requirements, energy consumption limitations, data privacy laws or export controls and tariffs, could increase our compliance costs, restrict our ability to develop or operate data center facilities, reduce the economic viability of particular sites or projects, or otherwise adversely affect our anticipated AI Critical Infrastructure Business. In addition, there is increasing public and regulatory scrutiny of the energy consumption and environmental impact of data centers, and government authorities may impose restrictions, taxes, or requirements on data center operations that could increase our costs or limit our ability to operate.

If we are unable to enter into profitable leases, hosting agreements, colocation arrangements or other monetization structures, the anticipated AI Critical Infrastructure Business may fail.

Our anticipated strategy contemplates the monetization of data center assets and computing infrastructure through one or more transaction structures, including colocation arrangements, build-to-suit agreements, powered shell leases, hosting agreements and other monetization structures. Apart from the foregoing, we have not entered into any leases, hosting agreements, colocation arrangements or other monetization structures with respect to any data center assets, and there can be no assurance that we will be able to identify counterparties willing to enter into such arrangements on commercially acceptable terms or at all. Even if such arrangements are entered into, they may not be profitable, may involve significant risk allocation in favor of the counterparty, may require substantial customization or negotiation and may expose us to operational, legal, tax, accounting and credit risks. If we are unable to structure and consummate attractive monetization transactions, any data center assets we acquire or develop may remain underutilized or idle, our returns may be materially impaired and our anticipated business may not be successful.

Technology in the AI critical infrastructure industry evolves rapidly, and our anticipated investments could become obsolete or less competitive.

The computing infrastructure industry is characterized by rapid technological change, including advancements in GPU architecture, server design, cooling technologies, networking equipment, power management systems and software-defined infrastructure. Technologies, configurations and specifications that are current today may become obsolete, less efficient, or less competitive in a relatively short period of time. If we invest significant capital in data center infrastructure or computing equipment that becomes technologically obsolete or is superseded by newer, more efficient or more cost-effective alternatives, we may be unable to realize acceptable returns on our investments and may be required to record significant impairment charges. In addition, our potential customers may require specific or cutting-edge technology configurations that we are unable to provide, which could limit our ability to attract or retain customers.

Our anticipated AI Critical Infrastructure Business may be affected by export controls, tariffs, sanctions and trade restrictions that could limit our ability to acquire necessary equipment or serve certain customers.

The acquisition and deployment of computing infrastructure, including GPUs, servers, networking equipment and related components, may be subject to export controls, tariffs, sanctions, trade restrictions and other governmental regulations that could limit our ability to procure necessary equipment, increase our costs, restrict our customer base or otherwise adversely affect our anticipated business. Changes in trade policy, including the imposition of new tariffs, export restrictions or sanctions, could materially increase the cost of computing equipment, delay procurement timelines or make certain equipment unavailable. Any such developments could materially adversely affect our ability to develop and operate our anticipated AI Critical Infrastructure Business.

Our disclosures regarding our anticipated AI Critical Infrastructure Business necessarily involve substantial estimates and assumptions and may become inaccurate or incomplete as circumstances evolve.

Because our anticipated AI Critical Infrastructure Business is at a very early stage, our public disclosures regarding the business, opportunities, risks, economics, financing needs, market demand, asset acquisition plans, monetization strategies and expected results necessarily depend on estimates, expectations and assumptions that may prove to be incomplete, inaccurate or subject to rapid change. In many cases, we may have only limited operating experience or third-party information on which to base such judgments. As a result, subsequent developments may differ materially from what is described in our public filings. Investors should not rely on our current disclosures regarding the anticipated AI Critical Infrastructure Business as indicative of future results. If our assumptions prove incorrect, if we are unable to execute our strategy, or if material information becomes available that changes our assessment of the opportunity, we may need to revise our strategy, disclosures and projections, which could adversely affect investor confidence and the trading price of our common stock.

We may need to build entirely new systems, financial reporting, disclosure, accounting, operational and internal control systems to support the anticipated AI Critical Infrastructure Business, which will be costly, time-consuming and may not be successful.

Our existing financial reporting, disclosure controls, accounting systems, internal controls over financial reporting, and operational processes have been developed to support a cleaning products business and a digital asset treasury strategy. The anticipated AI Critical Infrastructure Business will likely require fundamentally different systems, processes and controls, including those related to fixed asset accounting, depreciation, capitalization of development costs, lease accounting, revenue recognition for colocation or hosting arrangements, power and utility cost allocation, project accounting, construction-in-progress tracking and impairment analysis. Developing and implementing these new systems and controls will require significant investment of time, capital and personnel resources, and there can be no assurance that we will be able to do so successfully or in a timely manner. If we are unable to maintain effective financial reporting and internal control systems as we transition to a new business model, we may fail to report financial information accurately, may be required to restate financial statements, may become subject to SEC scrutiny or stockholder claims and may suffer reputational harm.

Public company costs may consume a disproportionate amount of our limited resources, reducing capital available for the AI Critical Infrastructure Business.

As a public company, we incur significant ongoing costs for SEC reporting, NYSE American compliance, legal counsel, audit and accounting services, directors’ and officers’ insurance, investor relations and corporate governance. These costs are largely fixed and do not scale proportionally with our revenue or asset base. Given our limited financial resources and the capital-intensive nature of our anticipated AI Critical Infrastructure Business, public company costs may consume a disproportionate share of our available capital, reducing the amount available for investment in AI critical infrastructure opportunities and potentially impairing our ability to compete effectively against larger, better-capitalized competitors.

The transition from our current business lines to the AI Critical Infrastructure Business could expose us to stockholder litigation, regulatory scrutiny and reputational harm.

Our proposed strategic transition from a cleaning products and digital asset treasury company to an AI critical infrastructure company represents a fundamental change in our business direction. Some stockholders, employees, customers, investors or other stakeholders may view this shift negatively or may assert that the Company has departed from their expectations. As a result, we may experience reputational harm, stakeholder criticism, litigation, derivative claims, books-and-records demands or other disputes relating to our change in business strategy, disclosures, corporate governance or the process by which our board of directors evaluated and approved the transition. Any such matters could be time-consuming, costly and distracting, could divert management’s attention from the execution of our business strategy and could materially adversely affect our business, financial condition and prospects.

We have not yet entered into binding agreements for any specific data center site, target acquisition or development project, and the proceeds of this offering may be deployed into opportunities that have not yet been identified or evaluated. The non-binding letter of intent may not result in a definitive agreement or close.

As of the date of this prospectus supplement, we have not entered into binding agreements for any specific data center site, target acquisition or development project. We intend to use a portion of the net proceeds of this offering to fund AI critical infrastructure opportunities that have not yet been identified. There is no assurance that the non-binding letter of intent we have entered into will result in a definitive agreement or close. Investors in this offering will have no opportunity to evaluate the specific investments or projects to which the proceeds may be applied, apart from what has been published in an 8-K filing dated June 8, 2026, and must rely entirely on the judgment of our management and board of directors. Our management has broad discretion in the deployment of proceeds. We have not adopted any formal investment criteria, minimum return thresholds, or deployment timelines. There can be no assurance that proceeds will be invested in opportunities that generate positive returns or create stockholder value, and the proceeds of this offering may be consumed by general corporate expenses without generating meaningful returns, and stockholders could lose all or a substantial portion of their investment.

We may fail to transition successfully from a cleaning products and digital asset treasury company to a computing infrastructure company.

The successful operation of a computing infrastructure business requires capabilities that differ substantially from those required to operate a cleaning products business or a digital asset treasury strategy, including expertise in site selection and development, power procurement and grid interconnection, data center construction management, structuring leases, managing facility and equipment life cycles, evaluating utilization and residual value risk, negotiating technical services and colocation arrangements, complying with industry-specific regulations. We may be unable to develop or acquire these capabilities in a timely or cost-effective manner, and may experience difficulty adapting our internal processes, financial reporting systems, disclosure controls and risk management framework to support a fundamentally different business model. If we are unable to manage this transition effectively, our business and prospects could be materially harmed.

The anticipated AI Critical Infrastructure Business may never generate meaningful revenue, achieve profitability or produce positive cash flow.

Our anticipated AI Critical Infrastructure Business may require substantial upfront capital expenditures, ongoing operating expenditures and significant management attention before it generates any material revenue, if at all. There can be no assurance that we will be able to generate customer demand, establish commercially reasonable pricing, maintain satisfactory utilization rates, structure profitable monetization arrangements or achieve sufficient scale to cover our costs. Even if we generate revenue, our costs may be greater than we expect, including costs associated with acquiring or developing data center sites, financing, construction, maintenance, power, hosting, insurance, professional services, regulatory compliance, public company obligations, personnel and litigation. As a result, we may continue to incur losses for an extended period or indefinitely, and we may never achieve profitability or positive cash flow. If that occurs, the value of our business and our common stock could decline materially.

We will face intense competition from larger, more experienced and significantly better-capitalized companies, and we may be unable to compete effectively.

The computing infrastructure and data center market is intensely competitive and evolving rapidly. We expect to compete, directly or indirectly, with large technology companies, hyperscale cloud providers, established data center developers and operators, colocation providers, investment firms and other market participants with substantially greater financial, technical, operational resources than we have. Many of these competitors have longer operating histories, more established brands, deeper customer relationships, superior access to capital, more sophisticated technical capabilities and greater tolerance for risk. These competitors may be able to acquire or develop data center sites at lower cost, offer more attractive terms, deploy assets more quickly and secure customers and strategic relationships more successfully than we can. Our limited resources may materially impair our ability to compete, generate revenue and create stockholder value.

We have significantly fewer resources than many of the companies with which we would compete, which could materially impair our ability to execute our business plan.

Our available cash, restricted cash, remaining assets and organizational resources are extremely limited relative to our anticipated capital needs. Larger and more established companies have access to more favorable financing, stronger supplier relationships, greater technical expertise, lower cost structures and more diversified revenue streams. Because our resources are expected to be substantially more limited than those of many competitors and counterparties in this market, we may be unable to pursue attractive opportunities, withstand pricing pressure, tolerate delays in monetization, absorb operational setbacks or respond effectively to changes in market conditions. If we are unable to compete effectively due to our limited resources, our business, financial condition and prospects could be materially adversely affected.

Our ability to execute the anticipated AI Critical Infrastructure Business will depend on our ability to obtain substantial capital, and such capital may not be available on acceptable terms or at all.

The development and acquisition of data center infrastructure may require substantial capital. The proceeds of this offering may not be sufficient to fund our strategy, operations or liquidity needs, and we may require additional debt or equity financing sooner than we currently expect. We expect to continue to incur significant cash needs, including for personnel costs, public company costs, professional fees, transaction expenses, working capital, debt service and the costs of attempting to develop the anticipated AI Critical Infrastructure Business. Our cash resources may be exhausted more quickly than we expect, and we may run out of cash before we are able to secure additional financing. Capital markets conditions, our limited operating history in the new business, the speculative nature of our strategy, trading volatility in our common stock, our financial condition, investor sentiment regarding our transition and other factors may make it difficult or impossible for us to obtain additional capital on terms that are acceptable to us, or at all. If financing is unavailable or available only on unfavorable terms, we may be forced to delay or abandon development projects, curtail operations, sell assets at unattractive prices, issue additional equity that is highly dilutive, incur restrictive indebtedness, drastically reduce expenses, cease operations, declare bankruptcy, or pursue other strategic alternatives. If we are unable to raise capital when needed, we may run out of cash. Any of these outcomes could materially adversely affect our business and stockholders.

The market price of our common stock may not reflect the fundamental value or prospects of the anticipated AI Critical Infrastructure Business, and any increase in our stock price following announcement of such business may not be sustained.

The market price of our common stock may be influenced by speculation, momentum trading, limited public float, short covering, media attention, social media commentary, investor enthusiasm regarding artificial intelligence or computing infrastructure themes, or other factors unrelated or disproportionate to our underlying business fundamentals. Following announcement of our anticipated AI Critical Infrastructure Business, our stock price may experience substantial volatility or appreciation. There can be no assurance that any such increase will be sustained. Investors may have only limited information regarding our anticipated AI Critical Infrastructure Business and may make investment decisions based on assumptions about our future business that do not materialize. If market expectations change, if our business plan is not executed successfully, if our financing arrangements prove insufficient or restrictive, if our disclosures are challenged, or if broader market sentiment weakens, the market price of our common stock could decline sharply, and stockholders could lose all or a substantial portion of their investment.

Counterparties to our leases, hosting agreements, colocation arrangements or other transactions may default, terminate early, fail to renew or otherwise not perform as expected.

If we enter into leases, hosting agreements, colocation arrangements, powered shell leases, build-to-suit agreements or other commercial contracts, we will be exposed to counterparty credit, performance and enforcement risk. Our counterparties may become unwilling or unable to perform their obligations, may dispute contractual terms, may seek concessions, may terminate agreements early, may fail to renew agreements or may become insolvent or bankrupt. Any such nonperformance could reduce our revenues, impair the value of our data center assets, increase our costs, require costly enforcement efforts, result in litigation or force us to re-market capacity on less favorable terms. These risks may be heightened in periods of economic volatility or in emerging or rapidly changing markets. Counterparty nonperformance could materially adversely affect our business and financial condition.

Transactions with external parties through SPVs and other investment structures expose us to heightened risks of default, disagreement, bankruptcy and personnel changes that could impair our investments and operations.

Our anticipated AI Critical Infrastructure Business will involve entering into transactions with a variety of external parties, including development partners, operating partners, tenants, contractors, vendors, lenders and other counterparties, many of which may be conducted through special purpose vehicles, joint ventures or similar investment structures. These arrangements expose us to significant risks that could materially impair our investments and operations.

External parties with whom we transact may default on their contractual obligations, including capital contribution commitments, development milestones, payment obligations, operational responsibilities or other material covenants. Counterparties may dispute the interpretation or enforceability of contractual terms, refuse to perform, seek to renegotiate arrangements, or pursue litigation or arbitration to resolve disagreements. These disputes may be costly, time-consuming and distracting to management, and their outcomes may be uncertain. Even if we ultimately prevail in a dispute, the process of enforcement may delay project completion, impair relationships with other parties or damage our reputation.

External parties may experience financial distress, insolvency or bankruptcy, which could trigger defaults under governing agreements, impair the SPV’s ability to perform under its contracts, create uncertainty regarding ownership and governance, delay or prevent the completion of development activities, expose us to claims from creditors of the distressed party, or result in the loss of a substantial portion of our invested capital. Bankruptcy proceedings involving a partner, tenant, contractor or other counterparty may be protracted, unpredictable and costly, and may result in outcomes that are materially adverse to our interests. We may have limited ability to assess the creditworthiness or financial condition of our counterparties, and our due diligence may not reveal all material risks associated with their financial stability.

The success of our SPV investments and external party transactions may depend significantly on the continued involvement of key personnel at our partners, tenants, contractors and other counterparties. Changes in personnel, including the departure of individuals with specialized expertise in data center development, power procurement, tenant relationships, project management or other critical functions, could materially impair a counterparty’s ability to perform its obligations under our agreements. We may have limited visibility into personnel changes at counterparty organizations and limited recourse if key individuals depart. The loss of key personnel at a development partner, operating partner or other critical counterparty could result in delays, cost overruns, execution failures or the termination of arrangements, any of which could materially adversely affect our business, financial condition and results of operations.

Our anticipated AI Critical Infrastructure Business may be exposed to residual value risk and remarketing risk with respect to data center facilities and equipment.

If we acquire or develop data center facilities and seek to monetize them through leases, hosting agreements or other arrangements, the returns on those assets may depend in part on the residual value of the facilities and equipment at the end of a contractual term or anticipated holding period. The residual value of data center infrastructure may be difficult to predict and may decline materially due to technological change, changes in customer preferences, increased supply, reduced demand, shifts in geographic demand patterns, changes in power costs, the introduction of newer or more efficient facility designs, changes in cooling or power delivery technology or other market developments. If the residual value of any data center assets is lower than we expect, we may be unable to sell, re-lease, redeploy or otherwise monetize those assets on favorable terms or at all. We may also be required to reduce pricing, accept lower returns, record impairment charges or incur additional costs in remarketing or reconfiguring assets. Any such developments could materially and adversely affect our business, financial condition, results of operations and prospects.

Our anticipated business model depends on assumptions regarding customer demand, pricing, utilization, residual values and monetization opportunities that may prove incorrect.

We expect that the AI Critical Infrastructure Business may involve colocation arrangements, powered shell leases, build-to-suit agreements, hosting arrangements and other monetization structures. The success of these arrangements would depend on numerous assumptions, including assumptions regarding demand from potential customers, the pricing they are willing to pay, contract duration, uptime requirements, facility utilization, residual values, maintenance costs, power and cooling costs, financing costs, counterparty creditworthiness and the availability of secondary market opportunities. If any of these assumptions prove to be incorrect, our anticipated business model may not be viable or may be materially less profitable than we currently expect. In particular, lower-than-expected utilization, pricing pressure, higher-than-expected costs, counterparty defaults or lower residual values could materially adversely affect our revenues, margins, asset values and overall business.

Investors may have difficulty evaluating our future prospects because we will be a company with a limited operating history in a new business and no historical information relevant to that business.

Investors will have no historical financial information relevant to the anticipated AI Critical Infrastructure Business. Our historical financial statements primarily reflect a cleaning products business and, more recently, a digital asset treasury strategy, each of which is materially different businesses from data center development and operations. Accordingly, historical results may not be indicative of future performance, and investors may find it difficult to evaluate our prospects, strategy, valuation and risks. This limited visibility may contribute to volatility in our common stock, impair investor confidence and make it more difficult for us to raise capital. If investors are unable to assess our future prospects accurately, the market price of our common stock could be materially adversely affected.

The proposed change in our corporate name, identity and strategic direction may create confusion, reduce credibility and harm our ability to establish the anticipated new business.

We are proposing to transition from a cleaning products and digital asset treasury company to an AI critical infrastructure company. This change in identity and strategic direction may include a change in company name, and may create confusion among investors, counterparties, employees and other stakeholders regarding who we are, what business we are in and what capabilities we possess. Some market participants may question the credibility or viability of our new strategy or may be reluctant to transact with us until we establish a track record in the new business. Any reputational challenges, uncertainty or skepticism arising from our change in business direction could impair our ability to hire personnel, attract counterparties, raise capital and create stockholder value.

If the anticipated AI Critical Infrastructure Business is unsuccessful, we may be unable to continue as a going concern.

The success of our continuing business plan is uncertain. If we are unable to implement the anticipated AI Critical Infrastructure Business successfully, generate meaningful revenues, raise sufficient capital, manage costs, satisfy obligations or otherwise sustain operations, we may not be able to continue as a going concern. We have historically incurred significant operating losses and have an accumulated deficit of approximately $169 million as of March 31, 2026. If we are unable to generate sufficient revenue or raise additional capital, we may need to seek additional financing on unfavorable terms, sell assets, drastically reduce operations, restructure obligations or pursue strategic transactions. Any such outcome could materially reduce or eliminate value for stockholders.

Stockholders may not realize the benefits they expect from our proposed strategic transition and may lose all or a substantial portion of their investment.

The contemplated sale or disposition of our cleaning products business, the contemplated sale, disposition, or wind-down of our Dogecoin holdings, and our anticipated AI Critical Infrastructure Business may not produce the benefits that stockholders expect. The Company may fail to execute its continuing business strategy, may experience severe stock price volatility, may be unable to maintain its NYSE American listing, may incur substantial litigation or financing costs, may be unable to raise additional capital and may ultimately fail. If one or more of these risks materialize, the market price of our common stock could decline materially, and stockholders could lose all or a substantial portion of their investment.

We may be exposed to tax risks associated with asset acquisitions, leasing structures, hosting arrangements and other monetization arrangements.

Our anticipated AI Critical Infrastructure Business may involve complex domestic, state, local and potentially international tax issues. The tax treatment of asset acquisitions, ownership, leasing transactions, hosting arrangements, financing arrangements, depreciation, revenue streams, property taxes, sales and use taxes, transfer taxes and other aspects of our anticipated business may be uncertain and may depend on highly technical rules and factual determinations. Tax authorities may challenge our positions, and changes in tax law, tax rates, regulations, administrative guidance or judicial interpretations could adversely affect the economics of our business model. In addition, tax compliance associated with asset-intensive and multi-jurisdictional operations may be costly and burdensome, and may require use of external resources. If our tax positions are challenged successfully, or if the expected tax treatment of our transactions is not realized, we could incur additional taxes, penalties, interest and professional fees, which could materially and adversely affect our business, financial condition and results of operations.

We have entered into a non-binding letter of intent for our initial AI critical infrastructure investment, including a data center project in the midwestern United States, and there can be no assurance that we will enter into definitive agreements or consummate the transaction contemplated thereby.

On May 7, 2026, we entered into a non-binding letter of intent with a development partner pursuant to which we would acquire a majority ownership interest in a newly formed special purpose vehicle that intends to develop and operate a data center project in the midwestern United States. The letter of intent is non-binding, except for certain limited provisions relating to exclusivity, confidentiality, expenses, governing law, public disclosure and binding effect. The proposed transaction is subject to numerous conditions, including the satisfactory completion of due diligence, the negotiation and execution of mutually acceptable definitive agreements (including a purchase agreement, equity issuance documentation, and ancillary documents), accuracy of representations and warranties, compliance with covenants, the absence of a material adverse effect, receipt of required third-party consents, board approvals, and such financing, regulatory, structural, tax, accounting and other approvals as we determine are necessary or advisable. Many of these conditions are outside of our control. We may also be pursuing additional AI critical infrastructure opportunities at a similarly preliminary stage which may or may not be consummated.

There can be no assurance that we will be able to negotiate and execute definitive agreements on terms acceptable to us, or that any or all of the conditions to closing will be satisfied or waived. The parties may be unable to agree on material terms, including governance, economics, development milestones, or financing arrangements. Even if definitive agreements are executed, unforeseen issues discovered during due diligence, changes in market conditions, the inability to obtain financing, regulatory obstacles, the loss of the secured tenant, or other developments could prevent the consummation of the transaction. If we are unable to consummate the transaction, we will have expended significant time, management resources and capital without generating any return, and market expectations regarding our AI critical infrastructure pivot may not be realized, which could result in a decline in the market price of our common stock.

The data center project contemplated by our letter of intent requires capital commitments that substantially exceed our current financial resources, and we may be unable to secure adequate capital resources through debt or equity to fund our obligations under the proposed transaction.

The letter of intent contemplates significant capital commitments for the development and buildout of the data center facility. As of March 31, 2026, we had cash and cash equivalents of approximately $4.1 million, restricted cash of approximately $13 million and an accumulated deficit of approximately $169 million. We will need to raise significant additional capital through debt financing, equity financing, project-level financing or other sources to fund these commitments, and there can be no assurance that such financing will be available on acceptable terms, or at all. If we are unable to fund our capital commitments to the project SPV in a timely manner, we may be required to seek third-party capital on potentially unfavorable terms, may lose our majority ownership interest or other economic benefits under the proposed transaction structure, may be subject to dilution or adverse renegotiation of terms, or may be unable to consummate or continue to participate in the transaction. Any such outcome could materially adversely affect our business, financial condition and prospects and could result in a significant loss of the capital we have invested.

Our initial AI critical infrastructure strategy will likely be concentrated in a limited number of projects, and we will be dependent on our development and operating partners, which exposes us to significant concentration, execution and counterparty risks.

Our initial AI critical infrastructure opportunities will be concentrated in a limited number of data center projects. As a result, our near-term AI Critical Infrastructure Business strategy is highly concentrated and dependent on the successful execution of these projects. If any project encounters delays, cost overruns, construction difficulties, permitting issues, power procurement challenges, equipment supply disruptions, financing shortfalls or other setbacks, or if a tenant fails to execute a definitive lease, terminates its arrangement, defaults on its obligations, reduces its capacity requirements or becomes insolvent, our AI Critical Infrastructure Business could be materially impaired before it has generated significant revenue or diversified across a broader portfolio of projects or tenants. There can be no assurance that we will be able to identify, evaluate or consummate additional AI critical infrastructure opportunities to reduce this concentration.

In addition, under the proposed transaction structures, our development partners would serve as the development, operating and execution partners for our projects, with authority and responsibilities over development, utility coordination, tenant coordination, vendor management, construction oversight, commissioning support, operations and transition matters, subject to agreed budgets, major decision rights and SPV governance. We would hold majority ownership interests in the project SPVs, but our development partners would retain day-to-day operational control over critical development and construction activities. We have limited ability to independently verify our development partners’ operational capabilities, track records and financial conditions, and our due diligence may not reveal all material risks associated with these counterparties. If any development partner fails to perform its development, construction or operational obligations effectively, experiences financial difficulties, loses key personnel, becomes involved in disputes with contractors, vendors or tenants, or otherwise fails to meet project milestones and delivery standards, the affected project could experience significant delays, cost overruns or failure, and we could lose a substantial portion of our invested capital. Disagreements between us and our development partners regarding project decisions, budget allocations, governance matters, capital calls, distribution mechanics or strategic direction could result in deadlock, litigation or other disputes that impair the projects and our investments. Our reliance on a limited number of development partners for our initial AI critical infrastructure projects amplifies these risks.

Our anticipated AI Critical Infrastructure Business may be conducted through special purpose vehicles and joint venture structures, which expose us to governance, counterparty and structural risks that could materially impair our investments.

We may conduct some of our AI Critical Infrastructure Business through special purpose vehicles, joint ventures and similar structures in which we hold ownership interests alongside development partners, operating partners or other third parties. These structures involve inherent risks that differ from, and may be in addition to, the risks of operating assets directly. We may not control the day-to-day management or key decisions of the SPV, or may share governance or approval rights with partners whose interests may not always align with ours. Disputes may arise regarding capital contributions, development timelines, budgets, distributions, exit strategies, refinancing decisions, major contracts, admission of new partners or other material matters, and such disputes could result in deadlock, litigation, forced buyouts or dissolution of the venture.

Our partners in these structures may default on capital call obligations, fail to fund their pro rata share of development costs, become insolvent or file for bankruptcy, experience a change of control, lose key personnel critical to the project, or otherwise become unable or unwilling to perform their obligations under the governing agreements. A partner’s financial distress or bankruptcy could trigger complex legal proceedings, impair the SPV’s ability to access financing or perform under its contracts, create uncertainty regarding ownership and governance, and delay or prevent the completion of development activities. The departure or replacement of key personnel at a partner entity, particularly individuals with specialized expertise in data center development, power procurement or tenant relationships, could materially impair the partner’s ability to execute on project milestones and deliverables.

In addition, SPV and joint venture structures may limit our ability to unilaterally sell, transfer or encumber our interests, may subject us to rights of first refusal, tag-along or drag-along provisions, buy-sell mechanisms or other transfer restrictions that limit our liquidity and exit options. We may be unable to exit an underperforming investment on acceptable terms or in a timely manner. The governing documents of these structures may also contain forfeiture, clawback, dilution or penalty provisions that could reduce our economic interest if we fail to meet capital call obligations or other commitments. If any of these risks materialize, our investments in SPVs and joint ventures could be impaired, we could lose a substantial portion of our invested capital, and our business, financial condition and prospects could be materially adversely affected.